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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
DOT HILL SYSTEMS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DOT HILL SYSTEMS CORP.
6305 EL CAMINO REAL
CARLSBAD, CALIFORNIA 92009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 6, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of DOT HILL SYSTEMS CORP., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, May 6, 2003, at 9:00 a.m. Pacific time at the Company's headquarters located at 6305 El Camino Real, Carlsbad, California 92009, for the following purposes:

  1.
  To elect two directors to hold office until the 2006 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 26, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      James L. Lambert
                       President and Chief Executive Officer

Carlsbad, California
March 31, 2003

        The Dot Hill Systems Corp. 2002 Annual Report, which includes financial statements, is being mailed with this Proxy Statement. Kindly notify American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038, telephone (877) 777-0800, if you did not receive a report, and a copy will be sent to you.

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting or you may vote your shares on the Internet or by telephone by following the instructions on your proxy card. If your shares are held of record by a broker, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with your voting form. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DOT HILL SYSTEMS CORP.
6305 EL CAMINO REAL
CARLSBAD, CALIFORNIA 92009

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2003
INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of DOT HILL SYSTEMS CORP., a Delaware corporation ("Dot Hill" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 6, 2003, at 9:00 a.m. Pacific time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters, 6305 El Camino Real, Carlsbad, California 92009. The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 2003 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of common stock at the close of business on March 26, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 26, 2003, the Company had outstanding and entitled to vote 29,981,638 shares of common stock.

        Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. ("Broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes will be counted towards a quorum but will not be counted towards the vote total for any proposal.

VOTING VIA THE INTERNET OR BY TELEPHONE

        Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

        The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

        Stockholders of record may go to the web site provided on their proxy card to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and personal identification number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling a telephone number provided on their proxy card and following the recorded instructions which will include the need to input a personal identification number contained on the proxy card.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

        A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at [http://www.proxyvote.com].

General Information for All Shares Voted Via the Internet or By Telephone

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on May 5, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6305 El Camino Real, Carlsbad, California 92009, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

        The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2004 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is 5:00 p.m., PST, on December 2, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no earlier than December 5, 2003 nor later than the close of business on January 1, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified, or until such director's earlier death, resignation or removal.

        The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 2003. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2006 annual meeting and until his or her successor is elected and is qualified, or until such director's earlier death, resignation or removal.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has notified the Company that he intends to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

CHARLES CHRIST

        Mr. Charles Christ, age 63, joined the Company as Chairman of the Board in July 2000. Mr. Christ also serves as a director of Maxtor Corporation and Pioneer Standard Electronics, Inc. Maxtor is a supplier of hard disk drives for desktop computer systems. Pioneer Standard Electronics is a broad-line distributor of electronic components and computer products. From 1997 to 1998, Mr. Christ served as President, Chief Executive Officer and a director of Symbios, Inc. (acquired by LSI Logic in 1998), a designer, manufacturer and provider of storage systems, as well as client-server integrated circuits, cell-based applications-specific integrated circuits and host adapter boards. He was Vice President and General Manager of the Components Division of Digital Equipment Corp. (DEC), where he launched and managed StorageWorks, DEC's storage division. Mr. Christ received a M.B.A. from Harvard Business School and completed his undergraduate studies at General Motors Institute, now known as Kettering University.

NORMAN R. FARQUHAR

        Norman R. Farquhar, age 56, has served as a Director of the Company since the merger of Artecon, Inc. and Box Hill Systems Corp. in August 1999, which created the Company (the "Merger"). From April 1998 until the Merger, Mr. Farquhar was a Director of Artecon. Since January 2003, Mr. Farquhar has served as a financial consultant to various privately held technology companies. From December 2001 to January 2003, Mr. Farquhar was Chief Financial Officer of Airprime, Inc., a leading provider of high-speed CDMA wireless data and voice products for the original equipment manufacturing market. From November 1999 to October 2001, Mr. Farquhar was Executive Vice President and Chief Financial Officer of medibuy.com, a company that provides health care-related products exclusively over the Internet. Mr. Farquhar also held senior financial executive positions with Epicor Software Corporation, a provider of integrated eBusiness software solutions; Wonderware Corporation, an industrial automation software company, and; MTI Technology Corporation, a designer of system managed storage solutions. Mr. Farquhar is also a member of the Board of Directors of nMetric, LLC, a privately held advanced scheduling software company. Mr. Farquhar holds a B.S. from California State University, Fullerton and a M.B.A. from California State University, Long Beach.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

BENJAMIN BRUSSELL

        Benjamin Brussell, age 42, has served as a Director of the Company since the Merger, and was a director of Box Hill from November 1998 until the Merger. Throughout his career, Mr. Brussell has focused on developing and executing acquisitions, investments and strategic alliances for technology companies. Since February 2001, Mr. Brussell has been President of General Management Company, which provides financial and strategic advisory services to technology companies. From March 1998 to December 2002, he served as Vice President of Corporate Development for Plantronics (NYSE:PLT), a worldwide provider of communications products. From 1990 to 1998, Mr. Brussell was responsible for corporate development at Storage Technology Corporation, a manufacturer of storage systems, most recently serving as Vice President of Corporate Development. Mr. Brussell earned a Masters Degree in Management, with a concentration in Finance, from the M.I.T. Sloan School of Management, and a Bachelor of Arts degree from Wesleyan University, where he majored in Math and Economics.

CHONG SUP PARK

        Chong Sup Park, age 55, has served as a Director of the Company since the Merger, and was a director of Artecon from 1996 until the Merger. Dr. Park has served as Chairman and CEO of Hynix Semiconductor, Inc. from April 2000 to May 2002, and as Chairman, President and CEO of Hyundai Electronics America from 1996 to 2000. He is a member of the Board of Directors for ChipPAC, Inc., Fremont California and is the Chairman of the Board of Maxtor Corporation, a disk drive manufacturer. Mr. Park is presently Managing Director at H & Q Asia Pacific, based in Palo Alto, California. Dr. Park holds a B.A. in Management from Yonsei University, a M.A. in Management from Seoul National University, a M.B.A. from the University of Chicago and a Doctorate in Management from Nova Southeastern University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

JAMES L. LAMBERT

        James L. Lambert, age 49, has served as a Director and the President, Chief Operating Officer and sole Chief Executive Officer of the Company since August 2000. From the date of the Merger to

August 2000, Mr. Lambert served as President, Chief Operating Officer and Co-Chief Executive Officer. A founder of Artecon, Mr. Lambert served as President, Chief Executive Officer and director of Artecon from its inception in 1984 until the Merger. Mr. Lambert currently serves as a director of the Nordic Group of Companies, a group of privately held companies. He holds a B.S. and a M.S. in Civil and Environmental Engineering from University of Wisconsin, Madison. Mr. Lambert is W.R. Sauey's son-in-law.

W.R. SAUEY

        W.R. Sauey, age 74, has served as a Director of the Company since the Merger. From the date of the Merger until July 2000, Mr. Sauey served as Chairman of the Board of the Company. Mr. Sauey was a founder of Artecon and served as its Chairman of the Board from Artecon's inception in 1984 until the Merger. Mr. Sauey founded and serves as Chairman of the Board of a number of manufacturing companies in the Nordic Group of Companies, a group of privately held independent companies of which Mr. Sauey is the principal shareholder. Mr. Sauey serves as a Trustee to the State of Wisconsin Investment Board and is a director on the Baraboo Bancorporation Board. He is also a member of World Presidents Organization and serves on the Board of Directors of the National Association of Manufacturers. Mr. Sauey holds a M.B.A. from the University of Chicago. Mr. Sauey is James Lambert's father-in-law.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2002, the Board of Directors held six meetings and acted by unanimous written consent one time. The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

        The Audit Committee oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit and audit-related audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Three directors comprise the Audit Committee: Messrs. Farquhar, Christ and Brussell. It met five times during such fiscal year and did not act by unanimous written consent. All members of the Audit Committee are independent (as independence is currently defined in Section 121A of the American Stock Exchange's listing standards ("Amex Rule 121A"). The Board of Directors has determined that Mr. Farquhar is an audit committee financial expert. The Audit Committee adopted an Amended Audit Committee Charter in January 2003, which is attached as Appendix A to these proxy materials.

        The Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; and administers the Company's stock option and purchase plans, deferred compensation plans and other similar programs. Non-Employee directors comprise the Compensation Committee: Messrs. Brussell, Farquhar and Christ. It met five times during such fiscal year and did not act by unanimous written consent. In the opinion of the Board, the Compensation Committee members are independent within the meaning of Amex Rule 121A and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

        The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and its various committees, and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. Three non-employee directors comprise the Nominating Committee: Messrs. Park, Farquhar and Brussell. It did not meet during such fiscal year and did not act by unanimous written consent. In the opinion of the Board, the Governance and Nominating Committee members are independent within the meaning of Amex Rule 121A and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

        During the fiscal year ended December 31, 2002, each director attended 75% or more of all meetings of the Board and of the committees on which he served during the period for which he was a director or committee member, respectively.

CODE OF ETHICS

        In 2003, the Company intends to adopt a Code of Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer and Controller and persons performing similar functions (collectively, "Covered Persons"). The Company intends to post the text of the code of ethics on its website, which can be accessed at www.dothill.com, in connection with the "Investor" materials. In addition, the Company intends to post on its Internet web site any amendments to, or waivers from, any provision of the Code of Ethics that may occur from time to time that applies to any Covered Person.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

(1)
The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or afer the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee oversees the Company's corporate accounting and financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America including the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

        The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to stockholder ratification, the selection of the Company's independent auditors.

AUDIT COMMITTEE

Norman R. Farquhar, Chairman	Charles Christ	Benjamin Brussell

March 27, 2003

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche has audited the Company's financial statements since 1999. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte & Touche as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as votes cast against the ratification of the selection of Deloitte & Touche. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        Audit Fees.    During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by Deloitte & Touche for the audit of the Company's annual financial statements for such fiscal years, reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q and statutory and regulatory filings or engagements were $243,417 and $236,055, respectively.

        Audit Related Fees.    During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by Deloitte & Touche for Audit-related services for the audit of the Company's 401K plans were $16,100 and $38,938, respectively.

        Tax Fees.    During the fiscal years ended December 31, 2002 and 2001, the aggregate fees billed by Deloitte & Touche for professional services rendered for tax compliance, tax advice and tax planning were $177,825 and $248,385, respectively. The nature of these services were to prepare state and federal income tax returns and extensions for returns, to respond to requests related to various state and city audits and tax-related notices, to investigate various options related to international tax planning strategies, and to assist in determining appropriate structures for foreign branches and subsidiaries.

        All Other Fees.    During the fiscal years ended December 31, 2002 and 2001, there were no other fees billed by Deloitte and Touche.

        The Audit Committee has determined that the rendering of all non-audit services by Deloitte & Touche is compatible with maintaining the auditor's independence. During the fiscal years ended December 31, 2002 and 2001, none of the hours expended on the Company's financial audit by Deloitte & Touche were provided by persons other than Deloitte & Touche's full-time permanent employees. To date the Audit Committee has not established policies and procedures concerning pre-approval of audit or non-audit services.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 26, 2003 by:

  •
  all those known by the Company to be beneficial owners of more than five percent of its common stock;

  •
  each director and nominee for director;

  •
  each of the executive officers named in the Summary Compensation Table; and

  •
  all executive officers and directors of the Company as a group.

	Common Stock Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Dr. Benjamin Monderer(2) 140 West End Ave., New York, New York	2,677,706	8.9%
Carol Turchin(2) 140 West End Ave., New York, New York	2,677,706	8.9%
Entities affiliated with Omicron Master Trust(3) C/o Olympia Capital International Inc. Williams House, 20 Reid Street, Hamilton HM11, Bermuda	2,326,922	7.8%
Entities affiliated with Royce & Associates, Inc. 1414 Avenue of the Americas, New York, New York	1,648,200	5.5%
Officers & Directors
W.R. Sauey(4)	2,497,570	8.3%
James L. Lambert(5)	1,552,993	5.2%
Dana W. Kammersgard(6)	657,006	2.2%
Preston Romm(7)	183,087	*
Norman R. Farquhar(8)	80,625	*
Chong Sup Park(9)	80,625	*
Benjamin Brussell(10)	79,583	*
Charles Christ(11)	61,667	*
All executive officers and directors as a group (8 persons)(12)	5,193,156	17.3%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned unless otherwise provided in a footnote. Applicable percentages are based on 29,981,638 shares outstanding on March 26, 2003, adjusted as required by rules promulgated by the SEC.

(2)
Dr. Monderer and Ms. Turchin are married. Includes (i) 200,953 shares held by Dr. Monderer, as to which shares Ms. Turchin disclaims beneficial ownership, (ii) 100 shares held by Dr. Monderer and Carol Turchin as joint tenants over which Dr. Monderer and Ms. Turchin share voting power, (iii) 1,560,350 shares held by Ms. Turchin, as to which Dr. Monderer disclaims beneficial ownership, and (iv) 916,303 shares held by the Monderer 1999 GRAT u/A/d 1999 Trust, as to which Dr. Monderer is the trustee.

(3)
Includes (i) 246,153 shares issuable upon exercise of Warrants, (ii) 1,230,768 shares issuable upon conversion of 4,000 shares of Seires A Perferred. Does not include 443,075 shares issuable in lieu of cash payment of dividends on the Series A Preferred. Omicron Capital, L.P., a Delaware limited partnership ("Omicron Capital"), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda ("Omicron"), Omicron Capital, Inc., a Delaware corporation ("OCI"), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited ("Winchester") serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for the purposes of Regulation 13D-G under the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not "affiliates" of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Omicron and Winchester.

(4)
Includes (i) 655,876 shares held by Flambeau Corp., (ii) 393,618 shares held by Flambeau Products Corp., and (iii) 64,075 shares held by Seats, Inc. Mr. Sauey is Chairman of the Board and the principal stockholder of each of Flambeau Corp., Flambeau Products Corp. and Seats, Inc. Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares. Also includes options to purchase 80,625 shares exercisable within 60 days of March 26, 2003.

(5)
Includes (i) 1,407,072 shares held jointly with Pamela Lambert, the spouse of Mr. Lambert, (ii) 1,440 shares held by Pamela Lambert, (iii) 66 shares held by Mr. Lambert's daughter, (iv) 1,332 shares held by the James Lambert IRA, and (v) options to purchase 143,083 shares exercisable within 60 days of March 26, 2003.

(6)
Includes (i) 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard, as to which shares Mr. Kammersgard disclaims beneficial ownership, and (ii) options to purchase 104,272 shares exercisable within 60 days of March 26, 2003.

(7)
Includes (i) 400 shares held by Joseph and Neva Romm Family Trust, as to which Mr. Romm is co-trustee and (ii) options to purchase 179,687 shares exercisable within 60 days of March 26, 2003.

(8)
Includes options to purchase 80,626 shares exercisable within 60 days of March 26, 2003.

(9)
Includes options to purchase 80,626 shares exercisable within 60 days of March 26, 2003. Does not include 640,000 shares held by Maxtor Corporation, of which Dr. Park is a director.

(10)
Includes options to purchase 79,583 shares exercisable within 60 days of March 26, 2003.

(11)
Includes options to purchase 61,667 shares exercisable within 60 days of March 26, 2003. Does not include 640,000 shares held by Maxtor Corporation, of which Mr. Christ is a director.

(12)
Includes options to purchase shares exercisable within 60 days of March 26, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Each non-employee director of the Company excluding the Chairman receives an annual fee of $16,000 plus an additional $2,000 for each scheduled regular meeting of the Board attended in person or an additional $1,000 for each scheduled regular meeting of the Board attended via telephone. The Chairman receives an annual fee of $48,000 plus an additional $2,000 for each scheduled regular meeting of the Board attended in person or an additional $1,000 for each scheduled regular meeting of the Board attended via telephone. Members of the Audit, Compensation and Governance and Nominating Committees of the Board of Directors also receive additional fees for each committee meeting attended. For each committee meeting attended in person, the additional fee is $1,250 for the Committee Chairman and $1,000 for the other committee members. For each committee meeting attended via telephone, the additional fee is $750 for the Chairman and $500 for the other committee members. During the fiscal year ended December 31, 2002, the total compensation paid to non-employee directors was $190,666. All members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

        Each non-employee director of the Company also receives stock option grants under the 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

        Option grants under the Directors' Plan are non-discretionary. Each person who is elected or appointed as a director and who, for at least one year preceding such election or appointment, has at no time served as a non-employee director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 50,000 shares of common stock of the Company as of the date of such election or appointment. In addition, as of the date of the annual meeting each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least four months is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of common stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan may not be less than 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Directors' Plan become exercisable (or "vest") as set out in the Directors' Plan during the optionholder's service as a director of the Company and any subsequent employment of the optionholder by, and/or service by the optionholder as a consultant to, the Company or an affiliate (collectively, "service"). Options granted under the Directors' Plan permit exercise prior to vesting, but in such event, the optionholder is required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        During 2002, the Company granted options under the Directors' Plan covering 10,000 shares to each of the five non-employee directors of the Company as of the 2002 Annual Meeting, at an exercise price of $3.55 per share. The fair market value of the Company's common stock on the date of grant was $3.55 per share (based on the closing sales price reported on the New York Stock Exchange on the date of grant). As of January 31, 2003, no options had been exercised under the Directors' Plan.

        Directors are also eligible to receive discretionary grants under the Company's 2000 Amended and Restated Equity Incentive Plan (the "Equity Incentive Plan"). In recognition of his past and continuing significant contributions as Chairman of the Board, effective January 1, 2003, the Company granted Charles Christ a non-statutory stock option under the Equity Incentive Plan to purchase 50,000 shares of common stock at a price of $3.10 per share (based on the closing sales price reported on the American Stock Exchange on the date of grant). The option is subject to vesting over four (4) years on the same terms as are applicable to options granted under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2002, 2001 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer during 2002 and, its other two most highly compensated executive officers at December 31, 2002 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
James L. Lambert Chief Executive Officer, President and Chief Operating Officer	2002 2001 2000	350,000 350,000 350,000	— 48,125 74,144		— — —	— 250,000 —	— — —
Dana W. Kammersgard Chief Technical Officer	2002 2001 2000	264,423 250,000 250,000	— 56,250 52,960	(1)	— — —	— 100,000 75,000	— — —
Preston Romm Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	185,500 185,971 174,832	— 23,188 25,950		— — —	— 100,000 75,000	— — —

(1)
Includes forgiveness of indebtedness of Mr. Kammersgard to the Company in the amount of $25,625. See "Employment, Severance and Change of Control Agreements."

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its Equity Incentive Plan. As of March 26, 2003, options to purchase a total of 3,657,852 shares were outstanding under the Equity Incentive Plan and options to purchase 630,052 shares remained available for grant thereunder.

        For the fiscal year ended December 31, 2002, no options were granted to the Named Executive Officers. The following table shows options exercised during 2002, and held as of December 31, 2002, by the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND VALUE OF OPTIONS AT END OF FISCAL 2002

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)(2)(3)
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)(4)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James L. Lambert	—	—	117,041	148,959	64,280	117,220
Dana W. Kammersgard	—	—	86,042	98,958	42,855	78,145
Preston Romm	—	—	153,125	121,875	42,855	78,145

(1)
Value realized is based on the fair market value of the Company's common stock on the date of exercise minus the exercise price (or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) without taking into account any taxes that may be payable in connection with the transaction.

(2)
Reflects shares vested and unvested at December 31, 2002. Certain options granted under the Equity Incentive Plan and the Directors' Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.

(3)
Includes both in-the-money and out-of-the-money options.

(4)
Calculated based on the fair market value of the Company's common stock on December 31, 2002 ($3.10) less the exercise or base price. Excludes out-of-the-money options.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        In August 1999, the Company entered into employment contracts with James Lambert and Dana Kammersgard that currently provide for base salaries in the amounts of $350,000 and $250,000, respectively. These employment contracts may be terminated at the option of either the Company or the employee "for cause" or, upon 30 days written notice, for convenience and "without cause." If the Company terminates for convenience, the employee is entitled to a severance payment equal to the employee's then-current annual base salary. In addition, following termination of employment other than due to death or disability, the Company may hire the employee as a consultant for a period of one year at a cost of 25% of the employee's then-current annual base salary, during which period the employee may not engage in any business activities that directly compete with the business of the Company. The agreements also provide for indemnification of the employees, non-disclosure of confidential or proprietary Company information and health and dental insurance for the employee, his spouse and his children under the age of 21.

        In November 1999, the Company and Preston Romm executed an employment offer letter pursuant to which Mr. Romm became the Chief Financial Officer of the Company. Mr. Romm's employment agreement provides for a base salary of $185,500. Mr. Romm's employment agreement may be terminated by the Company or Mr. Romm at will. The agreement also provides for non-disclosure of confidential or proprietary Company information and health and dental insurance for Mr. Romm, his spouse and his children under the age of 21.

        Effective August 23, 2001, the Company entered into change of control agreements with Messrs. Lambert, Kammersgard and Romm. Under Mr. Lambert's change of control agreement, in the event of an acquisition of the Company or similar corporate event, Mr. Lambert's then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 150% of his annual base salary then in effect, reduced by any severance payments payable under his employment agreement. Mr. Kammersgard's change of control agreement provides that if Mr. Kammersgard's employment with the Company is terminated, other than for cause, in connection with an acquisition of the Company or similar corporate event, Mr. Kammersgard's then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect, reduced by any severance payments payable under his employment agreement. Mr. Romm's change of control agreement provides that, in the event of an acquisition of the Company or similar corporate event, Mr. Romm's then remaining unvested stock and options will become fully vested and he will be entitled to a lump sum cash payment equal to 125% of his annual base salary then in effect.

        Effective January 1, 2002, the Compensation Committee of the Board of Directors adopted the Company's 2002 executive compensation plan (the "2002 Plan") for Messrs. Lambert, Kammersgard and Romm for the year 2002. The 2002 Plan provides for base salary in the amount of $350,000, $250,000 and $185,500, respectively. Except with respect to base salaries, the terms of the 2002 Plan are in addition to the terms of such officer's employment agreements. The 2002 Plan provides for annual performance bonus potential of 55% of base salary for Mr. Lambert and 50% of base salary for Messrs. Kammersgard and Romm. The formula for the annual bonus calculation is as follows: 75% of the annual performance bonus potential is based on meeting revenue and net income goals. If the

Company attains less than 85% of the revenue goals and net income goals for the year, no bonus is payable for the year. For each 1% increase above 85% of the revenue goal and, separately, the net income goal, a bonus equal to 3.33% of the annual performance bonus potential will be paid, with no cap. 25% of the annual performance bonus potential is subjective and may be tied to individual departmental goals and performance as determined by the Chief Executive Officer for Messrs. Kammersgard and Romm and the Board of Directors for Mr. Lambert.

        In December 2002, the Compensation Committee adopted the Company's 2003 executive compensation plan applicable to Messrs. Lambert, Kammersgard and Romm for the year 2003 (the "2003 Plan"). The terms of the 2003 Plan are the same as the 2002 Plan, as amended, except that: Mr. Kammersgard's and Mr. Romm's base salaries were increased to $300,000 and $200,000, respectively; Mr. Lambert's annual bonus potential was increased to 75%, and; the portion of the annual bonus based on meeting revenue and net income goals was decreased from 75% to 70% and the subjective portion was increased from 25% to 30% to provide an objective measurement of the executive officers' ability to manage working capital.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)

         The Compensation Committee of the Board of Directors (the "Committee") is composed of directors who are not employees of the Company. The Committee is responsible for establishing and administering compensation arrangements with the Company's executive officers. The Committee annually evaluates the performance, and determines the compensation of, the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance and comparisons with other companies in the storage industry.

(2)
The material in this report is not "solicting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OBJECTIVES AND IMPLEMENTATION

        The objectives of the Company's executive compensation arrangements are to attract, motivate and retain the services of key management and to align the interests of its executives with those of the Company's stockholders. The Committee endeavors to accomplish these by:

  •
  Establishing compensation arrangements that are adequate to attract, motivate and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

  •
  Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

  •
  Rewarding executives if stockholders receive an above-average return on their investment over the long term.

COMPENSATION MIX AND MEASUREMENT

        A portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's current executive compensation mix generally consists of an annual base salary, which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on Company and individual performance and stock options that are intended to provide long-term incentives tied to increases in the value of the Company's common stock and bonuses based on individual performance.

SALARY

        The Committee establishes the annual base salary for the executive officers in line with their responsibilities and with external market practices. To provide the Committee with more information for making compensation comparisons, the Company obtains and considers, from time to time, third party, nationally recognized surveys that include a broader group of companies than those companies included in the peer groups shown on the Company's Performance Measurement Comparison Graph. Based on such surveys, the Committee generally seeks to establish executive officer salaries in the mid-range as compared to other surveyed companies. When setting each officer's compensation, the Committee also considers the level of responsibility, experience, individual contributions and performance, and overall Company performance. The 2002 compensation of the Company's executive officers was set by the Committee after consideration of the factors discussed above.

ANNUAL BONUSES

        Annual bonuses are awarded to the Company's executives in accordance with the executive compensation plan for the year as established by the Committee. The Company's 2002 executive compensation plan provides for performance bonus targets ranging from 50% to 55% of base salary. 75% of the target performance bonus is to be calculated based on the level to which specified revenue and net income goals were exceeded during the course of the year, and the remaining 25% is to be based on a subjective evaluation of individual performance. The Committee has elected to defer its consideration of granting the subjective portion of the 2002 executive officer bonus pending repayment of the Company's outstanding loan to Sun Microsystems and the achievement by the Company of a full quarter of positive net income.

LONG-TERM INCENTIVES

        Long-term incentives are provided to executives through the Equity Incentive Plan. Grants under the Equity Incentive Plan generally have a term of 10 years and are tied to the market valuation of the Company's common stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from this plan only if the Company's common stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's 2000 Amended and Restated Employee Stock Purchase Plan in which all eligible employees may invest up to 15% of their annual compensation. In December 2002, the Committee granted options to purchase 50,000, 100,000 and 150,000 shares of common stock to Messrs. Kammersgard, Romm and Lambert, effective January 1, 2003.

        The Committee subjectively determines option grant levels to executive officers after considering the practices of other, similar companies based on information from the surveys referred to above. The Committee generally targets stock option awards that result in equity positions in the mid range relative to other surveyed companies. In making stock option award determinations, the Committee considers the amount and terms (such as vesting) of options and restricted stock held by each executive officer, the overall performance of the Company, as well as the level of responsibility, experience, individual contributions and performance of each executive officer.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

        Section 162(m) of the Internal Revenue Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The Committee has determined that stock options granted under the Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Committee uses the same procedures described above for all executive officers in setting annual salary, annual performance bonus and long-term incentives awards for the CEO. Based on the Committee's assessment of data from the surveys referred to above and taking into account the CEO's individual and Company accomplishments during 2002, including the execution of the Company's OEM agreement with Sun Microsystems in the first half of 2002, raising approximately $10 million of new financing in the Fall of 2002 and successfully implementing several cost cutting measures throughout the year, in December 2002 the Committee determined that the CEO's annual base salary would remain at $350,000 for 2003 and granted him a stock option to purchase 150,000 shares of common stock, effective January 1, 2003. The Committee has elected to defer its consideration of granting the subjective portion of the 2002 executive officer bonus for the CEO, as it did for the Company's other executives officers, pending repayment of the Company's outstanding loan to Sun Microsystems and the achievement by the Company of a full quarter of positive net income.

COMPENSATION COMMITTEE

Benjamin Brussell, Chairman	Norman R. Farquhar	Charles Christ

March 27, 2003

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation Committee consists of three outside directors, Messrs. Brussell, Farquhar and Christ, none of whom has ever been an officer or employee of the Company or any of its subsidiaries.

PERFORMANCE MEASUREMENT COMPARISON(3)

         The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for (i) the Company's common stock, (ii) the Standards & Poor's 500 Index (the "S&P 500") and (iii) the common stock of a group of peer issuers. The group of peer issuers consists of eleven companies with common stock that is publicly traded and which operate in the computer data storage industry: Advanced Digital Info Corp., Auspex Sys Inc., Ciprico, Inc., EMC Corp., MTI Technology Corp., Network Appliance, Inc., nStor, Overland Data, Inc., Procom Technology Inc., Storage Computer Corp. and Storage Technology. In 1998, the Company compared itself to thirteen companies—those listed above, plus Artecon, Andataco, Inc. and Exabyte and did not include nStor as part of the peer group. In 1999, Artecon, Inc. merged with Box Hill to form Dot Hill, and no longer trades separately. Likewise, Andataco, Inc. merged with nStor Technologies during 1999, and no longer trades separately. In 2000, the Company compared itself to eleven companies, those listed above plus Exabyte and less nStor. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

(3)
The material in this report is not "solicting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
AMONG DOT HILL SYSTEMS CORP., THE S & P 500 INDEX,
AND A PEER GROUP

*
$100 invested on 12/31/97 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
 www.researchdatagroup.com/S&P.htm

CERTAIN TRANSACTIONS

        The Company maintains directors' and officers' insurance coverage. These insurance policies cover directors and officers individually where exposure exists and run from September 16, 2002 to September 16, 2003 at a total cost of $1,148,500. The Company also purchased a discovery period extension for the former Artecon directors and officers insurance at a total cost of $124,540, which runs from August 2, 1999 through August 2, 2005.

        In addition, the Company has entered into certain transactions with its directors, as described under the captions "Executive Compensation—Compensation of Directors."

        The Company has also entered into certain agreements with its Chief Executive Officer and other executive officers, as described under the caption "Executive Compensation—Employment, Severance and Change of Control Agreements."

        The Company's Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent permitted by Delaware law. There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Preston Romm
                       Secretary

March 31, 2002

DOT HILL SYSTEMS CORP.

CHARTER OF THE AUDIT COMMITTEE

PURPOSE AND POLICY

        The primary purpose of the Audit Committee (the "Committee") shall be to act on behalf of the Company's Board of Directors in fulfilling the Board's oversight responsibilities with respect to the Company's corporate accounting and reporting practices and the quality and integrity of the Company's financial statements and reports, as well as the qualifications, independence and performance of the certified public accountants engaged as the Company's independent outside auditors (the "Auditors") and, if and when established, the performance of the Company's internal audit function. The Committee shall also provide oversight assistance in connection with ethical compliance programs as established by management and the Board. The Committee shall also be designated as the Company's Qualified Legal Compliance Committee (the "QLCC") within the meaning of Rule 205.2(k) of Title 17, Chapter II of the Code of Federal Regulations (the "Rules of Professional Conduct"). The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company's financial management and, to the extent applicable, internal auditors.

COMPOSITION

        The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall satisfy the independence and financial literacy requirements of the American Stock Exchange or other principal exchange or trading market on which the Company's common stock may be listed from time to time (the "Exchange") applicable to Committee members as in effect from time to time when and as required by the Exchange. At least one member shall satisfy the applicable Exchange financial experience requirements as in effect from time to time.

MEETINGS AND MINUTES

        The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

AUTHORITY

        The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company's expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have authority to initiate investigations, to provide notices, including notices to the Securities and Exchange Commission, to retain experts, to recommend that the Company implement remedial or other appropriate actions and otherwise to carry out its responsibilities as a QLCC. The Committee shall have authority to require that any of the Company's personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

        The Committee shall oversee the Company's financial reporting process on behalf of the Board, shall have direct responsibility for the oversight of the Auditors and shall report the results of its activities to the Board. The Committee's functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee's purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

        1.    To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm's most recent internal quality- control or peer review or any investigations by regulatory authorities) and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

        2.    To determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors' engagement letters, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        3.    To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        4.    To monitor the rotation of the partners of the Auditors on the Company's audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

        5.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        6.    To consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals formerly employed by the Company's Auditors and engaged on the Company's account.

        7.    To review, upon completion of the audit, the financial statements proposed to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

        8.    To discuss with management and the Auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

        9.    To discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

        10.  To review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

        11.  To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

        12.  To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted accounting principals ("GAAP") related to material items discussed with management and any other significant reporting issues and judgments.

        13.  To review and discuss with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

        14.  To evaluate the cooperation received by the Auditors during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

        15.  To review with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

        16.  To review with the Auditors communications between the audit team and the firm's national office with respect to accounting or auditing issues presented by the engagement.

        17.  To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any such conflicts regarding financial reporting.

        18.  To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal auditing, to the extent applicable, and financial reporting controls in effect, including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

        19.  Periodically, to meet in separate sessions with the Auditors, the internal auditors, to the extent applicable, and management to discuss any matters that the Committee, the Auditors, the internal auditors, to the extent applicable, or management believe should be discussed privately with the Committee.

        20.  To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

        21.  To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        22.  To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company's financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

        23.  To review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Ethical Conduct, including review and approval of related-party transactions as required by Exchange rules.

        24.  To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

        25.  To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        26.  To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        27.  To report to the Board of Directors with respect to material issues that arise regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance or independence of the Company's Auditors, the performance of the Company's internal audit function, if applicable, or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

        28.  To adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Rule 205.3 of the Rules of Professional Conduct.

        29.  To carry out the responsibilities of a QLCC as set forth in the Rules of Professional Conduct.

        30.  To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        It shall be the responsibility of management to prepare the Company's financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee's responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

DOT HILL SYSTEMS CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2003

        The undersigned hereby appoints JAMES L. LAMBERT and PRESTON ROMM, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Dot Hill Systems Corp. to be held at the Company's headquarters located at 6305 El Camino Real, Carlsbad, California, on Tuesday, May 6, 2003 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two (2) directors to hold office until the 2006 Annual Meeting of Stockholders, and until their successors are elected.

☐	FOR all nominees listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: Charles Christ, Norman R. Farquhar

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

(Continued and to be signed on other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN
Dated

SIGNATURE(S)

Please sign exactly as your name appears herein. If the stock is registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
STOCK OPTION GRANTS AND EXERCISES
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(2)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON(3)
CERTAIN TRANSACTIONS
OTHER MATTERS
DOT HILL SYSTEMS CORP. CHARTER OF THE AUDIT COMMITTEE